                                   EXHIBIT 21

                   SUBSIDIARIES OF SAFEGUARD SCIENTIFICS, INC.

         Exclusive of immaterial subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 20, 2002 had the following subsidiaries:

                                                         PLACE OF
NAME                                                     INCORPORATION

Agari Mediaware, Inc.                                    Delaware
aligne incorporated                                      Pennsylvania
Aptas Inc. (formerly known as
  Nextron Communications, Inc.)                          California
Bebob Associates                                         Pennsylvania
Bonfield 99 Capital, L.P.                                Delaware
Bonfield 2000 Capital, L.P.                              Delaware
Bonfield Fund Management, L.P.                           Delaware
Bonfield Insurance, Ltd.                                 British Virgin Islands
Bonfield Partners Capital, L.P.                          Delaware
CompuCom Systems, Inc.                                   Delaware
CompuShop Incorporated                                   Delaware
K Consultants, Inc.                                      Pennsylvania
Pacific Title and Arts Studio, Inc.                      Delaware
PA-ESP Management, L.P.                                  Delaware
Palarco, Inc.                                            Pennsylvania
Penn-Sylvan Management, Inc.                             Pennsylvania
Pennsylvania Early Stage Partners GP, LLC                Pennsylvania
Protura Wireless, Inc.                                   Delaware
Safeguard 97 Capital, L.P.                               Delaware
Safeguard 98 Capital, L.P.                               Delaware
Safeguard 99 Capital, L.P.                               Delaware
Safeguard 2000 Capital, L.P.                             Delaware
Safeguard 2001 Capital, L.P.                             Delaware
Safeguard Capital Management, Inc.                       Delaware
Safeguard Delaware, Inc.                                 Delaware
Safeguard Fund Administrative Services, Inc.             Delaware
Safeguard Fund Management, Inc.                          Delaware
Safeguard Fund Management, L.P.                          Delaware
Safeguard Partners Capital, L.P.                         Delaware
Safeguard Scientifics (Delaware), Inc.                   Delaware
Safeguard Technologies, Inc.                             Delaware
SFINT, Inc.                                              Delaware
Sotas, Inc.                                              Delaware
SSI B, Inc.                                              Delaware
SSI Buttonwood, Inc.                                     Delaware
SSI Partnership Holdings, Inc.                           Delaware
SSI Partnership Holdings (Pennsylvania), Inc.            Pennsylvania
Tangram Enterprise Solutions, Inc.                       Pennsylvania
Technology Leaders Management, Inc.                      Delaware
XL Realty Corp.                                          Florida